EXHIBIT 10.3
(BP America Production Company Letterhead)

VIA EMAIL AND FAX

Mr. John I. Folnovic
True North Energy Corp.
1200 Smith Street, 16th Floor
Houston, Texas 77002

RE:	Development Agreement, dated effective October 1, 2006,
By and between BP America Production Company and True North Energy Corp. Caribou Prospect, Pointe Coupee Parish, Louisiana

Dear John:

BP America Production Company (“BP”) has drilled the BP America Production Company; O. Jarreau Heirs #1 well (the “Well”) to 20,087’ MD, and BP believes that the Well has been drilled to the base of the Tuscaloosa B-1 sand. BP has run the following logs in the Well and provided them to True North Energy Corp. (“True North”): Induction/Sonic and Neutron/Density electric logs.

In light of the expense involved with an attempted completion and installation of production facilities, the Well, at its current depth as evaluated, is a dry hole with no commercial hydrocarbon accumulations. Thus, BP hereby proposes to deepen the Well to test the amplitude anomaly at an approximate depth of 21,400’ MD and amend the definition of “Objective Zone” to allow BP and True North the opportunity to deepen the Well under the same terms and conditions set forth in the Agreement.

When and if this letter (the “Letter Agreement”) is executed by an authorized representative of both BP and True North having the express authority to amend the Agreement, BP and True North hereby agree to delete Section 1.28 of the Agreement in its entirety and replace Section 1.28 of the Agreement with the following:

1.28 “Objective Zone”, with respect to the Initial Well, means the stratigraphic equivalent of the base of the deepest Zone penetrated in the Initial Well, or twenty-one thousand five hundred feet measured depth (21,500’ MD), whichever occurs first in the Initial Well. The term “Objective Zone”, with respect to any Substitute Well or Additional Well, means the deepest Zone to which the Substitute Well or Additional Well is proposed to be drilled as provided in the relevant AFE for such well.

Please execute in the designated space below and return it to the attention of the undersigned by fax and by overnight delivery prior to December 12, 2006 at 5 pm Central Time. If BP does not receive a copy of this Letter Agreement, executed by an authorized representative of True North, prior to December 12, 2006 at 5 pm Central Time, this Letter Agreement shall automatically be deemed withdrawn and terminated at that time and shall be of no further force or effect.

Respectfully,

/s/ Peter W. Foster
Peter W. Foster
Senior Land Negotiator

Mr. John I. Folnovic
True North Energy Corp.
December 11, 2006

ACCEPTED AND AGREED TO ON DECEMBER 11th, 2006, BY:

BP AMERICA PRODUCTION COMPANY

/s/ Stacey J. Garvin
Stacey J. Garvin
Attorney-in-Fact

ACCEPTED AND AGREED TO ON DECEMBER 11th, 2006, BY:

TRUE NORTH ENERGY CORP.

/s/ John Folnovic
John Folnovic
President & CEO